MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (the "Agreement"), is dated effective this 1st day of October, 2015, by and between **CCSC TBC GROUP, LLC**, a Florida limited liability company ("TBC Group") and **HMA BLUE CHIP INVESTMENTS, LLC**, a Delaware limited liability company ("Blue Chip").

RECITALS:

WHEREAS, TBC Group has loaned to CCSC Holdings, Inc., a Florida corporation ("CCSC Holdings") the sum of $420,000.00 to enable CCSC Holdings to purchase 38.48 Class D Units (the "Units") of Crane Creek Surgical Partners, LLC, a Florida limited liability company ("CCSP"), representing a 40% Membership Interest in CCSP, under the terms of a Membership Interest Purchase Agreement of even date herewith;

WHEREAS, in connection with such loan, CCSC Holdings executed a promissory note in favor of TBC Group for the principal sum of $420,000.00 (the "Note"), a true and correct copy of which is attached hereto as **Exhibit "A"** and incorporated herein by this reference;

WHEREAS, in order to secure payment of the Note, CCSC Holdings has pledged the Units to TBC Group under the terms of a Membership Pledge and Escrow Agreement of even date herewith (the "Membership Pledge Agreement"), a true and correct copy of which is attached hereto as **Exhibit "B"** and incorporated herein by this reference;

WHEREAS, as further security for payment of the Note, CCSC Holdings has arranged for the pledge of 1,000,000 shares of the common stock of First Choice Health Care Solutions, Inc., a Delaware corporation (the "Shares") under the terms of a Stock Pledge and Security Agreement (the "Stock Pledge Agreement"), a true and correct copy of which is attached hereto as **Exhibit "C"** and incorporated herein by this reference; and

WHEREAS, Blue Chip has agreed to purchase a portion of the Units in the event all or any portion of the Units become available for purchase in accordance with the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the receipt and sufficiency of which are hereby acknowledged, TBC Group and Blue Chip agree as follows:

1. **Purchase of Blue Chip Units**.

(a) In the event of a payment default by CCSC Holdings under the terms of the Note, Membership Pledge Agreement and/or Stock Pledge Agreement, which results in the Note

becoming immediately due and payable, Blue Chip agrees to purchase 19.24 of the Units (the "Blue Chip Units") for a purchase price of $210,000.00 (the "Purchase Price"); subject to the satisfaction of the following conditions (the "Purchase Conditions"):

(i) a monetary deficiency (the "Deficiency") under the Note remains after TBC Group has exercised its rights and remedies under the Stock Pledge Agreement, and applied any proceeds from the foregoing remedies to amounts owed under the Note; and

(ii) TBC Group proceeds to exercise its rights under the Membership Pledge Agreement to foreclose its interest in the Units.

(b) Upon satisfaction of the Purchase Conditions, Blue Chip shall purchase the Blue Chip Units for the Purchase Price; provided, however, that if the amount of the Deficiency is less than $420,000.00, the number of Blue Chip Units and the Purchase Price shall be adjusted as follows:

(i) the Purchase Price shall equal one-half of the Deficiency; and

(ii) the Blue Chip Units shall equal the product of 19.24 multiplied by a fraction, the numerator of which shall be the Purchase Price as adjusted pursuant to Section 1(b)(i) above and the denominator of which shall be $210,000.

2. **Closing**. TBC Group shall provide Blue Chip with written notice of the satisfaction of the Purchase Conditions as soon as practicable following the occurrence thereof (the "Purchase Notice") and the closing of the transactions contemplated herein (the "Closing") shall take place within thirty (30) days following Blue Chip's receipt of the Purchase Notice. At the Closing, Blue Chip shall tender the full amount of the Purchase Price to TBC Group and TBC Group shall deliver to Blue Chip: (i) the Blue Chip Units, free and clear of any liens, encumbrances or restrictions ("Liens"), other than those contained in the Second Amended and Restated Operating Agreement for Crane Creek Surgical Partners, LLC, dated October 1, 2015 ("Permitted Liens"); (ii) a certificate of TBC Group certifying that it has good and marketable title to the Blue Chip Units, free and clear of any Liens other than the Permitted Liens and (ii) such other certificates, documents and instruments as Blue Chip and its counsel may reasonably request in order to confirm Blue Chip's title to the Blue Chip Units.

3. **Miscellaneous**.

(a) Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

(b) Notices, Etc. All communications required or permitted to be given hereunder shall be in writing and shall be given to the appropriate parties by personal delivery or sent by certified or registered mail, return receipt requested, postage prepaid, to:

If to TBC Group:	CCSC TBC Group, LLC Attn: Richard A. Hynes, M.D., President 2222 S. Harbor City Boulevard, Suite 610 Melbourne, FL 32901
If to Blue Chip:	HMA Blue Chip Investments, LLC c/o Blue Chip Surgical Center Partners, LLC 4760 Red Bank Expressway, Suite 222 Cincinnati, OH 45227 Attn: Jay Rom

or such other address as shall have been furnished in writing. Refusal of the mailing by any party shall be deemed to be receipt of the writing for purposes of this Agreement.

(c) Survival of Representations; Remedies, Etc.

(i) All representations, warranties and covenants made by the parties in this Agreement or in any document delivered by the parties pursuant hereto shall survive the Closing contemplated herein.

(ii) In the event a party retains the services of an attorney for any action based upon or relating to this Agreement, whether or not an action or lawsuit is filed, the prevailing party in any litigation, arbitration proceeding or other action shall be awarded all of its costs and expenses including, but not limited to, reasonable attorney fees. This provision shall apply to such expenses incurred at the trial and all appellate levels, without respect to who is the initiating party and shall apply to an action for declaratory relief if the party instituting it asserts specific conditions concerning the Agreement which are ruled upon by the court. Such reasonable attorney fees shall include, but shall not be limited to, fees for attorneys, paralegals, legal assistants and expenses incurred in any and all judicial, bankruptcy, reorganization, administrative receivership or other proceedings affecting creditors' rights involving a claim under this Agreement, even if such proceedings arise before or after entry of a final judgment.

(iii) No remedy herein conferred upon any person is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

(d) Entire and Sole Agreement. Except as specifically stated herein, this Agreement constitutes the entire agreement between the parties regarding the subject matter herein and supersedes all agreements, representations, warranties, statements, promises and understandings

not specifically set forth in this Agreement or in the certificates or documents delivered in connection herewith. No party has in any way relied nor shall in any way rely upon any oral or written agreements, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement or in such certificates or documents.

(e) Successors and Assigns. Except as otherwise provided in this Agreement, all covenants and agreements of the parties contained in this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties.

(f) Expenses. Whether or not the transactions contemplated hereby shall be consummated, each party shall pay its own expenses incurred in the preparation of this Agreement and the transactions contemplated hereunder, except as specifically provided for in this Agreement.

(g) Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Florida.

(h) Counterparts; Signatures. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. All facsimile and electronic executions of this Agreement and any attachments shall be treated as originals for all purposes.

(i) Amendments. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

(j) Headings. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

(k) Savings Clause. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

(l) Construction of Agreement. This Agreement has been drafted and prepared by TBC Group's attorney as a convenience, and the parties have read and negotiated all of the language of this Agreement. Therefore, no rule of construction shall apply to this Agreement which construes any language, whether ambiguous, unclear or otherwise, against TBC Group by reason of such party's role in drafting this Agreement.

(m) Finders. Each party hereby represents to the other that no broker or finder has acted for such party in connection with the transactions contemplated by this Agreement, and no broker or finder is entitled to any broker's or finder's fee or other commission in respect thereof based in any way on agreements, understandings or oral arrangements with such party.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

"TBC Group":

CCSC TBC GROUP, LLC

By: ______________________
Richard A. Hynes, M.D., President

"Blue Chip":

HMA BLUE CHIP INVESTMENTS, LLC
By: BLUE CHIP SURGICAL CENTER PARTNERS, LLC

By: ______________________
Print Name: ______________________
Title: ______________________

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

"TBC Group":

CCSC TBC GROUP, LLC

By: ________________________________
Richard A. Hynes, M.D., President

"Blue Chip":

HMA BLUE CHIP INVESTMENTS, LLC
By: BLUE CHIP SURGICAL CENTER PARTNERS, LLC

By: [signature]
Print Name: Jay Ross
Title: President